UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2009

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Termination of Chief Executive Officer

On February 26, 2009, Mr. Rod Wallace was terminated as the President and Chief Executive Officer of North American Technologies Group, Inc. (the “Company”).

(c) Appointment of new Chief Executive Officer

On February 26, 2009, Mr. D. Patrick Long, Chairman of the Board of the Company, was appointed the President and Chief Executive Officer of the Company.

Mr. Long, age 59, has been a partner in the law firm of Patton Boggs LLP for more than five years. He is President of Beta UBD, a private energy company; Vice-President of Aegis Services Company, LLC, a private property management company; Vice-President of Lobo Petroleum Company, a private energy company; and Chairman of the Board of Katana Energy, LLC, a private energy company. Mr. Long has served as Chairman of the Board of the Company since July 31, 2007, and was nominated for election to the Board of Directors by Sponsor Investments LLC, a private investment group that is a major shareholder of the Company.

A copy of the press release announcing the termination and appointment is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99	Press Release dated March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman Secretary

Dated: March 4, 2009